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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-81482) of Bruker AXS Inc. of our report dated March 15, 2002, except as to Note 11 which is as of March 25, 2002, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 15, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

                      /s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
March 26, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS